UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report:	March 11, 2010
(Date of earliest event reported)	(March 10, 2010)

Multimedia Games, Inc.
(Exact name of Registrant as Specified in its Charter)

000-28318
(Commission File Number)

Texas	74-2611034
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

206 Wild Basin Road South, Bldg. B, Suite 400, Austin, Texas	78746
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (512) 334-7500

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act 17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 25, 2010, the Board of Directors of Multimedia Games, Inc. (the "Company") approved the Company's Consolidated Equity Incentive Plan (the "Plan") in order to (i) simplify the administration of the 2000 Stock Option Plan, the 2001 Stock Option Plan, the 2002 Stock Option Plan, the 2003 Outside Director Stock Option Plan, and the 2008 Employment Inducement Award Plan (collectively, the “Prior Plans”) by combining the share reserves of the Prior Plans that remain available for issuance and rolling those shares forward to the Plan and (ii) provide a means whereby employees, officers, directors and consultants of the Company may be given an opportunity to acquire shares of common stock of the Company.  The Plan was included in the Company's Proxy Statement for its 2010 Annual Meeting of Shareholders (the "Annual Meeting") as Proposal No. 2 (the "Prior Proposal") and is subject to shareholder approval at the Annual Meeting to be held on March 23, 2010.

On March 10, 2010, the Board of Directors of the Company approved certain amendments to the Plan (the "Amended Plan"), which contains revisions to the Prior Proposal and will become effective immediately upon shareholder approval at the Annual Meeting.  The Amended Plan (i) eliminates the administrator's ability to implement an Exchange Program, (ii) adds a provision to expressly prohibit repricing of any awards without prior approval of the Company's shareholders, (iii) limits the term or the life of the Amended Plan to two years from the date it is approved by the Company's shareholders and (iv) prohibits the granting of full value awards without prior approval of the Company’s shareholders during such two year period.

A copy of the Amended Plan is filed as Exhibit 10.1 to this Current Report on Form 8-K and the changed portions from the Prior Proposal are highlighted and underlined.

Any vote "FOR" or "AGAINST" the Prior Proposal using the proxy card made available to the shareholders of record by the Company or the voting instruction card made available to the shareholders of record by their brokerage firm, bank, broker-dealer, trustee or nominee will be counted as a vote "FOR" or "AGAINST" the Amended Plan, respectively.  Any shareholder of record who already voted on the Prior Proposal and wishes to change his, her or its vote can do so by (i) properly executing a proxy of a later date, by phone, internet or mail; (ii) delivering an executed, written notice of revocation to the Inspector of Elections, at our principal executive offices, 206 Wild Basin Road South, Building B, Fourth Floor, Austin, Texas, or a duly executed proxy bearing a date subsequent to his or her original proxy prior to the date of the Annual Meeting, or (iii) attending the Annual Meeting and voting in person.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits.

The exhibit listed below is being furnished with this Form 8-K.

Exhibit No.	Description
10.1	Consolidated Equity Incentive Plan, as amended.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MULTIMEDIA GAMES, INC.

Dated: March 11, 2010	By:	/s/ Uri L. Clinton
Uri L. Clinton
Senior Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.1	Consolidated Equity Incentive Plan, as amended.